SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 06/30/2007
File number 811-2699
Series No.: 8

74U.  1. Number of shares outstanding (000's Omitted)
         Class A                                               74,037
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                               35,862
         Class C                                               13,391
         Class R                                                1,455
         Institutional Class                                    8,397


74V.  1. Net asset value per share (to nearest cent)
         Class A                                               $39.41
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                                               $36.42
         Class C                                               $36.41
         Class R                                               $39.03
         Institutional Class                                   $40.37